EXHIBIT 7 TO THE REGISTRATION STATEMENT ON FORM F-6

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Russell Langtry Chenu, Robert Ernest Cox and Paul Bokota, or any of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to execute a registration statement on Form F-4 relating to the registration of Ordinary Shares and a registration statement on Form F-6 relating to the registration of American Depositary Shares of James Hardie Industries SE and to sign any and all amendments and supplements to such registration statements, including post-effective amendments, and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933 and other instruments necessary or appropriate in connection therewith, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary or desirable to be done, and to take or cause to be taken any and all such further actions in connection with such registration statements as such attorney-in-fact and agent, in his sole discretion, deems necessary or appropriate, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

This power of attorney has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Louis Gries
Louis Gries	Chief Executive Officer and Managing Board Director	October 29, 2009
/s/ Russell Chenu
Russell Chenu	Chief Financial Officer, Principal Accounting Officer/Controller and Managing Board Director	October 30, 2009
/s/ Michael N. Hammes
Michael N. Hammes	Chairman and Supervisory Board Director	November 17, 2009
/s/ Donald McGauchie AO
Donald McGauchie AO	Deputy Chairman and Supervisory Board Director	November 17, 2009
/s/ Brian Anderson
Brian Anderson	Supervisory Board Director	November 17, 2009
/s/ David Harrison
David Harrison	Supervisory Board Director	November 17, 2009
/s/ Rudy van der Meer
Rudy van der Meer	Supervisory Board Director	November 17, 2009
/s/ James Osborne
James Osborne	Supervisory Board Director	November 17, 2009
/s/ David Dilger
David Dilger	Supervisory Board Director	November 17, 2009
/s/ Robert E. Cox
Robert E. Cox	Managing Board Director	October 30, 2009